Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Colony Bankcorp, Inc. of our report dated March 23, 2021 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Colony Bankcorp, Inc. for the year ended December 31, 2020, and to the reference to us under the heading "Experts" in the prospectus.

/s/ McNair, McLemore, Middlebrooks & Co., LLC

Macon, Georgia
October 26, 2021